EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on amended Form S-1 of CS Financing Corporation of our report dated May 18, 2006 relating to the financial statements of CS Financing Corporation for the period from August 19, 2005 (inception) to December 31, 2005, which appears in this Registration Statement.  We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

s/Virchow Krause & Company, LLP

Minneapolis, Minnesota
September 25, 2006